UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2016
___________________________________
Federal Signal Corporation
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 954-2000
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Execution of a Material Definitive Agreement.
On January 27, 2016, Federal Signal Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “2016 Credit Agreement”), by and among the Company and certain of its foreign subsidiaries (collectively, the “Borrowers”), Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, JPMorgan Chase Bank, N.A. as syndication agent, KeyBank National Association, as documentation agent, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and the other lenders and parties signatory thereto. The 2016 Credit Agreement amends and restates the Company’s March 13, 2013 Credit Agreement (the “2013 Credit Agreement”).
The 2016 Credit Agreement is a $325 million revolving credit facility, maturing on January 27, 2021, that provides for borrowings in the form of loans or letters of credit up to the aggregate availability under the facility, with a sub-limit of $50 million for letters of credit. The 2016 Credit Agreement allows for the Borrowers to borrow in denominations of U.S. Dollars, Canadian Dollars (up to a maximum of CAD$85 million) or Euros (up to a maximum of €20 million). In addition, the Company may cause the commitments to increase by up to an additional $75 million, subject to the approval of the applicable lenders providing such additional financing. Borrowings under the 2016 Credit Agreement may be used for working capital and general corporate purposes, including permitted acquisitions.
The Company’s domestic subsidiaries provide guarantees for all obligations of the Borrowers under the 2016 Credit Agreement, which is secured by a first priority security interest in all now or hereafter acquired domestic property and assets and the stock or other equity interests in each of the domestic subsidiaries and 65% of outstanding voting capital stock of certain first-tier foreign subsidiaries, subject to certain exclusions.
Borrowings under the 2016 Credit Agreement bear interest, at the Company’s option, at a base rate or a LIBOR rate, plus, in each case, an applicable margin. The applicable margin ranges from zero to 1.25% for base rate borrowings and 1.00% to 2.25% for LIBOR borrowings. The Company must also pay a commitment fee to the lenders ranging between 0.15% to 0.30% per annum on the unused portion of the $325 million revolving credit facility along with other standard fees. Letter of credit fees are payable on outstanding letters of credit in an amount equal to the applicable LIBOR margin plus other customary fees.
The Company is subject to certain leverage ratio and interest coverage ratio financial covenants under the 2016 Credit Agreement that are to be measured at each fiscal quarter-end. The 2016 Credit Agreement also includes a “covenant holiday” period, which allows for the temporary increase of the minimum leverage ratio following the completion of a permitted acquisition, or a series of permitted acquisitions, when the total consideration exceeds a specified threshold. In addition, the 2016 Credit Agreement includes customary negative covenants, subject to certain exceptions, restricting or limiting the Company’s and its subsidiaries’ ability to, among other things: (i) make non-ordinary course dispositions of assets; (ii) make certain fundamental business changes, such as merge, consolidate or enter into any similar combination; (iii) make restricted payments, including dividends and stock repurchases; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; (viii) enter into sale/leaseback transactions; (ix) make negative pledges; and (x) modify subordinated debt documents.
Under the 2016 Credit Agreement, restricted payments, including dividends and stock repurchases, shall be permitted if (i) the Company’s leverage ratio is less than or equal to 2.50; (ii) the Company is in compliance with all other financial covenants; and (iii) there are no existing defaults under the 2016 Credit Agreement. If its leverage ratio is more than 2.50, the Company is still permitted to fund (i) up to $30 million of dividend payments; (ii) stock repurchases sufficient to offset dilution created by the issuance of equity as compensation to its officer, directors, employees and consultants; and (iii) an incremental $30 million of other cash payments.
The 2016 Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Borrowers may be required immediately to repay all amounts outstanding under the 2016 Credit Agreement and the commitments from the lenders may be terminated.
The foregoing summary of the 2016 Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the 2016 Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Additionally, a copy of the related press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
 The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1
Amended and Restated Credit Agreement as of January 27, 2016, by and among the Company and certain of its foreign subsidiaries, as Borrowers, the Lenders referred to therein, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, JPMorgan Chase Bank, N.A., as Syndication Agent, KeyBank National Association, as Documentation Agent, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

	99.1	Press Release dated January 27, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: February 2, 2016	By:	/s/ Brian S. Cooper
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 10.1
Amended and Restated Credit Agreement as of January 27, 2016, by and among the Company and certain of its foreign subsidiaries, as Borrowers, the Lenders referred to therein, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, JPMorgan Chase Bank, N.A., as Syndication Agent, KeyBank National Association, as Documentation Agent, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

Exhibit 99.1	Press Release dated January 27, 2016.